PISHON PARTNERS, LLC

December 12, 2007

Mr. Roy Warren
Attitude Drink Company, Inc.
10300 U.S. Highway One
Suite 207
North Palm Beach, FL 33408

Re: Gardens Commerce Park Lease
10455 Riverside Drive, Palm Beach Gardens, FL

Dear Roy

Enclosed is an executed lease for the Gardens Commerce Park, Unit #1 and Unit #2, at the address captioned above.

Sincerely,

[signature]

Glenn E. Straub

Enclosure

RPBG1, LLC
c/o Pishon Partners, LLC
505 South Flagler Drive, Suite 1002
West Palm Beach, FL 33401

LEASE AGREEMENT

This Lease Agreement (this "Lease") is made as of this 13th day of December, 2007, by and between ATTITUDE DRINK COMPANY, INC., a Delaware corporation (herein referred to as Tenant), and RPBG1, LLC, a Florida limited liability company (herein referred to as Landlord).

Whereas, Tenant desires to lease from Landlord the Leased Premises (as defined below) for the purposes and in accordance with the provisions stated below.

Now, therefore, the parties agree as follows:

1) The premises to be leased by Tenant (the "Leased Premises" or "Premises") are located in Building # 3 of The Gardens Commerce Center at 10455 Riverside Drive, Palm Beach Gardens, FL (the "Building") and known as Unit 1, containing 2,750 square feet ("Unit 1"), and Unit 2, containing 2,811 square feet ("Unit 2"). The square footage of the Premises is 5,561 square feet. A depiction of the Leased Premises is set forth on the site plan attached as Exhibit "A" hereto.

2) The Tenant intends to use the Leased Premises for general office use and for the storage and distribution of sports and energy drinks and otherwise in accordance with the rules and regulations attached as Exhibit "B" to this Lease (as the same may be subsequently amended by Landlord from time to time, the "Rules and Regulations"), and the Leased Premises shall be used for no other purpose without the express prior written consent of Landlord. The tenant shall use no more than 2,864 square feet of the Premises for office use.

3) The term of this Lease shall commence on the Commencement Date (as defined herein) and shall expire Five (5) years thereafter (the "Expiration Date"); provided, however, that in the event Tenant exercises its renewal right in accordance with the provisions of this Lease, the Expiration Date shall be extended to the date upon which the Renewal Term (as defined below) expires. Tenant has the option to extend the term of this Lease for one (1) period of three (3) years (the "Renewal Term") in accordance with the terms and provisions of this Lease.

4) The base rental (the "Base Rent") for the term shall be paid in equal monthly installments of $7,414.67.

5) As used herein, the term "Tenant's Share" shall mean the square footage of the Leased Premises divided by the square footage of the Building, which such Tenant's Share is 26.22%.

LANDLORD hereby acknowledges receipt of ~~$9,750.00~~ 6,500 total move-in money applied as follows:

$___0___ Pro-rated Base Rent and Additional Rent charges from N/A to N/A.

$___0___ First Full Month's Base Rent Charges for the month of December, 2007 (due on Commencement Date).

$___0___ First Full Month's Additional Rent Charges for the month of December, 2007 (due on Commencement Date).

$ $6,500.00 One-Third (1/3) of Security Deposit.

$___0___ Other Payments (or Credits) describe: Sales Tax

$ $6,500.00 TOTAL DUE UPON EXECUTION OF THIS LEASE.

PLEASE MAKE CHECKS PAYABLE TO: RPBG 1, LLC

6) In the event of failure to pay rent, Landlord shall issue to Tenant a three (3) day notice to pay the rent or to surrender the Leased Premises to Landlord. Remedies for other defaults shall be afforded as specified in the Standard Rental Provisions attached hereto.

7) The parties agree that the Tenant has received a copy of the Standard Rental Provisions and the Rules and Regulations, that Tenant agrees to them, and that they are hereby incorporated and made part of this Lease as though they were contained herein.

8) Tenant's (or the principal of Tenant's, as applicable) present residential address, telephone numbers, social security number, driver's license number and date of birth are:
Residential Address: 119 Bowspirit Drive, North Palm Beach, Florida 33408
Telephone: Home 841-7593 Work: 799-5263 Cell: 561-310-9149
Social Security #: 064-56-7287 DOB: 02/03/55
Driver's License #: 650-727-243-0

9) Tenant shall at all times keep Landlord advised of its current mailing address and telephone number.

10) Broker: None

Tenant Initial:
Landlord Initial:

STANDARD RENTAL PROVISIONS

1. **COMMENCEMENT DATE; RENEWAL TERM:** As used herein, the term "Commencement Date" shall mean the earlier of (i) the date of Substantial Completion of the Interior Improvements (as such terms are defined below), or (ii) the date when Tenant takes possession of the Premises or any portion of the Premises for the conduct of its business. Tenant shall have the right to renew the Term of this Lease for one (1) period of three (3) years (the "Renewal Term") by giving Landlord written notice not less than twelve (12) months prior to the expiration of the initial term that Tenant has exercised such renewal right, subject to the following conditions: (a) there shall not be a default by Tenant under this Lease at the time any such notice is given or at the time of the commencement of the Renewal Term; (b) Tenant shall occupy the Premises during the Renewal Term under the same terms and conditions as specified in this Lease, except Tenant shall lease the Premises in its then "as-is" condition, with Tenant being entitled to no tenant improvement allowance or other right to require that improvements be made to the Premises, and the Base Rent for the Renewal Term shall increase each year of the Renewal Term as provided in Section 4 below; (c) Tenant shall not be entitled to enter into more than one (1) Renewal Term; (d) in the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into the Renewal Term; and (e) the renewal right set forth in this Lease shall be subject to Tenant's financial condition at the time of the exercise of the Renewal Term being comparable, as determined by Landlord, in all material respects to or better than that as exists on the Commencement Date. In determining whether the requirements of the foregoing provision are satisfied, all aspects of Tenant's financial condition (including, without limitation, net worth, Equidity and credit ratings by recognized rating agencies) may be examined by Landlord.

2. **TERMINATION:** In addition to any additional rights and remedies Landlord may have under this Lease, at law or in equity, Landlord may terminate this Lease at any time during the term of this Lease or any extension or renewal thereof, with cause, due to default of this agreement, giving the Tenant written notice of the same.

3. **RENT:** The Tenant shall pay the Landlord (or Landlord's agent) the monthly Base Rent, Additional Rent and other charges due hereunder (collectively defined hereunder as "rent" or "rental"), together with all sales tax due thereon, at the office of Pishon Partners, LLC, 505 South Flagler Drive, Ste. 1002, West Palm Beach, Florida 33401 in lawful money of the United States which shall be legal tender at the time of payment in advance on the first day of each month, except for any rent that was paid on the execution of this agreement. All rental payments shall be made payable to RPBGI, LLC. Said rental shall be paid without deduction or set-off and shall include the then prevailing applicable state and local taxes. Landlord may replace the address to which Tenant is to deliver rent and other charges due hereunder by communicating to Tenant such change in address by one of the notice methods permitted hereunder. Acceptance of partial payment of the rental due shall not constitute partial waiver of any of the Landlord's remedies for non-payment of rent. Landlord shall not be required to accept out-of-state checks.

All rents are due on the first (1st) day of each month. Tenant agrees to pay a late payment charge of **TEN PERCENT (10%)** or $25.00, which ever is greater, and the rent due shall be paid by the Tenant to the Landlord if the rent is overdue by more than **FIVE (5) DAYS**, together with a $25.00 per day charge in default if rent is not paid by the fifth (5th) day of each month. If payment is over five (5) days past due, Tenant's lock will be over-locked and there will be a $50.00 fee to remove the over-lock.

Any installment of rent accruing under the provisions of this Lease that is not paid when due shall bear interest at the highest allowable rate permitted by law from the date the rent was first payable and due until the same is paid to the Landlord by the Tenant. This charge is in addition to the administrative charge and other collection charges that may apply.

Tenant shall pay the Landlord bank charges and a $35.00 handling fee for any check, draft or money order returned to Landlord because of insufficient funds (NSF), closed accounts, stop payments, or other reason without regard to the date or manner of delivery of the instrument and without regard to the intent of the Tenant. This charge is cumulative to other charges required by this agreement.

The Tenant's covenant to pay the Landlord all rent and other sums when due, without previous demand, is not subject to or subordinate to any causes of action, offsets or any claims whatsoever by Tenant of third parties against Landlord. If the Landlord shall retain an attorney to enforce any provision of the Lease or to defend any action by Tenant against Landlord regarding the enforceability of any term of the Lease, the Tenant shall pay the Landlord's attorneys fees (including appellate attorneys fees), court costs, and out-of-pocket expenses regardless whether any pleading or complaint were actually filed before any court or tribunal. All costs incurred by Landlord to cure a default by the Tenant together with all other costs and charges which the Tenant hereafter agrees to pay shall be considered rent and shall be added to the balance due. The total balance shall then be due immediately.

4. **RENT INCREASES:** The annual Base Rent shall be increased each year during the term of this Lease on the anniversary of the 1st day of the month in which the Commencement Date occurs, and said Base Rent shall increase at a fixed rate of _4_ % each such year. Landlord will give Tenant prompt notice of any increase in annual base rent and the monthly rental payments shall be adjusted accordingly.

5. **ADDITIONAL RENT:** In addition to the Base Rent due hereunder and subsequent increases defined herein, Tenant shall, at its sole cost expense, pay as additional rent ("Additional Rent") Tenants Share of Common Area Maintenance Costs, Assessments, Insurance and Real Estate Taxes. Tenant's Share may change based on changes in the square footage of the Building at the discretion of Landlord. As used in this Lease, "Real Estate Taxes" shall be deemed to include, without limitation, all federal, state, local, governmental, special district and special service area taxes, charges, assessments, ad valorem taxes, and any other government charges, surcharges and levies, general or special, ordinary or extraordinary, of any kind whatsoever (including interest thereon whenever same shall be payable in installments) that Landlord shall be obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the Building, or any property, fixtures or equipment thereon, as well as the taxes and costs listed above. As used in this Lease, "Insurance" shall be deemed to include, without limitation, all costs and expenses incurred by Landlord, including deductibles, for the insurance Landlord is required to maintain, as well as any other liability, property, umbrella/excess, rental interruption or other insurance Landlord shall maintain with respect to the common areas of the Building and The Gardens Commerce Center (the "Project"), of which the Building is a part (the "Common Areas"), and/or the Building. A depiction of the Project is set forth on the site plan attached as Exhibit "A" hereto. As used in this Lease, "Common Area Maintenance Costs" means all costs associated with the operation and maintenance of the Common Areas and/or the Building, including, without limitation, utility charges, accounting, legal, management, maintenance, and other charges and repair and replacement of the following, whether such charges or work are

Tenant Initial:
Landlord Initial:

incurred or performed by Landlord or by The Gardens Commerce Center Property Owners Association, Inc. (together with any other property owner associations which, when formed, may benefit or burden the Building and/or the Project, the "Association"): parking lot surfaces, signs, traffic markers, flagpoles, drainage systems, irrigation systems, emergency systems, lighting, security systems, utility systems, landscaping, exterior portions of the building and air conditioning. As used herein, the term "Assessments" shall mean any assessments levied by the Association against Landlord and any other owner of the property upon which the Building is located.

Landlord shall estimate the Additional Rent owed by Tenant during each year of the term of this Lease, and Tenant shall pay one-twelfth (1/12th) thereof monthly in advance together with each monthly installment of Base Rent hereunder. Following the end of each calendar year, and at the end of the term, Landlord shall submit to Tenant (a) a statement in reasonable detail stating all of the Common Area Maintenance Costs, Assessments, Insurance and Real Estate Taxes for such calendar year or partial calendar year; and (b) a statement in reasonable detail stating Tenant's actual Additional Rent for such calendar year or partial calendar year; and stating whether or not the actual Additional Rent for the period in question is more or less than the amount paid for such period. Tenant shall pay to Landlord any deficiency within ten (10) days after submission of such statement. Landlord shall apply any excess to the next Additional Rent payment(s) payable by Tenant.

In the event that Landlord is delayed in supplying to Tenant the amount due of its share of Additional Rent for the upcoming year, Tenant shall continue to pay its Additional Rent in the amount of the preceding year until notified otherwise by Landlord.

6. **RENT COMMENCEMENT DATE:** Rent payments will commence on the Commencement Date.

7. **NON-REFUNDABLE DEPOSITS:** All amounts paid by Tenant on the date of this Lease are non-refundable except as otherwise set forth herein. Any discount for payment of rent in advance is not refundable.

8. **SECURITY DEPOSITS:** Tenant shall deliver the sum of $19,500.00 to Landlord as a security deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. Tenant has delivered $6,500.00 of such security deposit to Landlord as of the date of execution of this Lease. Tenant shall deliver $6,500.00 of such security deposit to Landlord on February 1, 2008 and the balance of such security deposit, or $6,500.00, to Landlord on March 1, 2008. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord at its option may use, apply or retain all or any part of this security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which the Landlord may spend or become obligated to spend by reason of the Tenant's default, or to compensate the Landlord for any other loss or damage which the Landlord may suffer by reason of the Tenant's default. If any portion of the deposit is used or applied, the Tenant shall have three (3) days after written demand therefor to deposit cash in a sufficient amount to restore the security deposit to its original amount and the Tenant's failure to do so shall be a material breach of this Lease. At the expiration or earlier termination of the term of this Lease, Tenant shall surrender the Leased Premises to Landlord and shall return the Leased Premises to the condition in which it was received, including but not limited to painting of walls and any warehouse flooring, carpeting, bathroom and related fixtures, doors, including overhead doors and related hardware, as well as restoration of any penetrations of any type to any wall ceiling or floor. If the Leased Premises or any item therein is not returned in good condition as determined by the Landlord, or any outstanding charges remain unpaid, then such outstanding charges shall be deducted from the security deposit. Landlord reserves the right to increase the security deposit at any time during the term of this Lease if Tenant becomes late in the payment of rent, which occurrence exceeds (2) monthly consecutive, or non-consecutive, periods during the term of this Lease. The Landlord shall not be required to keep the security deposit (or the last month's rent, if any) separate from the Landlord's general funds and the Tenant shall not be entitled to interest on such deposits. If the Tenant has fully and faithfully performed every provision of the Lease to be performed by him, the security deposit or any balance thereof shall be returned to the Tenant at the expiration of the term of this Lease.

9. **CONDITION OF THE PREMISES:** Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the structure of the Leased Premises or with respect to the suitability of either to conduct Tenant's business or to satisfy Tenants requirements. The taking of possession of the Leased Premises by Tenant shall conclusively establish that the Leased Premises and the structure of the Leases Premises were at such time in satisfactory condition. Except as otherwise expressly set forth herein, Tenant is taking possession of the Leased Premises in an "as-is," "where is" condition.

10. **DEFAULT:** If Tenant shall not pay the rent or other sums herein reserved at the time and in the manner stated, shall abandon the Leased Premises, or shall fail to keep and perform any other condition, stipulation or agreement herein contained on the part of the Tenant to be kept and performed, or if Tenant shall suffer to be filed against Tenant an involuntary petition in bankruptcy, or shall be adjudged a voluntary, or involuntary bankrupt, or shall make an assignment for the benefit of creditors, or shall be appointed a receiver to take charge of Leased Premises either in the state courts, or in federal courts, then in any such events, Landlord may, at Landlord's option, terminate and end this Lease and re-enter upon the Leased Premises, without liability therefor, whereupon the term hereby granted, and all right, title, and interest under it, shall end, and Tenant shall become a Tenant at sufferance; or else Landlord may, at Landlord's option, elect to declare the entire rent for the balance of the term, or any part thereof, due and payable forthwith, and may proceed to collect the same by distress or otherwise and thereupon said term shall terminate, at the option of the Landlord, or else the said Landlord may take possession of the Leased Premises and re-let the same for the account of Tenant. The exercise of any of these options herein contained shall not be deemed the exclusive remedy of the Landlord, and such remedies shall be cumulative to any remedies available to Landlord at law or in equity. The expression "entire rent for the balance of the term" as used herein shall mean all of the rent prescribed to be paid by the Tenant unto Landlord for the full term of the Lease, less however any payments that shall have been made on the account of Tenant pursuant to the terms of this Lease. For the purpose of re-letting, the Landlord shall be authorized to make such repairs, improvements or alterations in or to the Leased Premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of the same and all other expenses of such re-letting, including, without limitation, any brokerage commissions due in connection with the re-letting of the Leased Premises. The Landlord is hereby granted a lien, in addition to any statutory lien, on all personal property of the Tenant in or upon the Leased Premises to secure payment of the rent performance of the covenants and conditions of this Lease. The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant, found in or about the Leased Premises, and sell the same at public or private sale to apply the proceeds thereof to the payment of any monies becoming due under this Lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The proceeds of any such sale shall be applied first to the necessary and proper expense of moving, storing, and selling such property, then to the payment of any rent due, or to become due under this Lease, with the balance, if any, paid to the Tenant.

Tenant Initial:
Landlord Initial:

11. **CARE; REPAIR:** The Tenant shall at all times keep the Leased Premises in a clean and orderly condition. Tenant shall make and pay for all repairs to the Leased Premises and all equipment and systems serving the Leased Premises and shall replace all things which are necessary to keep the same in a good state of repair and operating order, such as but not limited to: all fixtures, furnishings, lighting and signs of Tenant. Without limiting the generality of the foregoing, Tenant shall maintain, replace and keep in good repair and operating order all doors, interior floors and any overhead [illegible], air-conditioning, [illegible], plumbing, lighting and electrical installations, [illegible] and carpeting, and floor surfaces serving the Leased Premises and all [illegible] windows, partitions, [illegible] floor surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair and in a reasonably satisfactory condition of cleanliness, including reasonably periodic painting of the Leased Premises, and Tenant shall make such other necessary repairs in and to the Leased Premises not specified above as being the responsibility of Landlord. With respect to the Building roof system and the HVAC system and equipment, the Landlord, at Tenant's expense, shall maintain at all times during the term of this Lease a service contract with respect to the maintenance thereof. Tenant shall not employ or otherwise allow any contractor or other person other than the service contractor(s) designated by Landlord to have access to or perform repairs on the HVAC system or the Building roof system. If (i) Tenant does not effect the foregoing repairs properly as required hereunder and to the reasonable satisfaction of Landlord, or (ii) Landlord, in the exercise of its sole discretion, determines that emergency repairs are necessary, or (iii) repairs or replacements to the [illegible] and/or [illegible] of the Premises are made necessary by any act or omission of negligence of Tenant, its agents, employees, [illegible], assignees, concessionaires, contractors, invitees, licensees or visitors, then in any of such events, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs which shall include, among other things, interest at [illegible] per annum from the date such repairs were billed by the contractor making such repairs.

The Leased Premises shall only be used for the purposes specified in this Lease. The Leased Premises is not a warehouse within the meaning of Florida Statutes, Chapter 677. No personal property in the care, custody, possession or control of the Tenant shall be kept outside the Leased Premises unless the Landlord specifically authorizes the same in writing. The foregoing restriction shall not preclude the parking of an operational car, truck [illegible] in a parking space outside [illegible] Landlord [illegible] other than self service storage facilities. In the event the Tenant violates any of the restrictions specified herein, the Landlord shall have the right without notice to Tenant to dispose of, remove and/or store said property. Landlord at its option may [illegible] such property inside the Leased Premises without notice to Tenant. Landlord shall also have the option to terminate this Lease immediately by giving notice to provisions of this Lease. Nothing herein shall require the Landlord to remove the Tenant's property nor to take or preserve it in the event Landlord elects to remove it from its property. Tenant shall indemnify Landlord from all Landlord shall not be liable for any loss, damage or destruction of Tenant's property or expenses, costs, and attorney's fees (whether or not litigation is instituted by or against Landlord) incurred by Landlord in connection with Landlord's handling and disposition of Tenant's property. The remedies enumerated herein are cumulative to all other remedies afforded to Landlord by law or in equity.

12. **COMPLIANCE WITH LAWS:** The Tenant shall promptly comply with all statutes, ordinances, regulations and requirements of the federal, state, county and municipal governments, their agencies, departments and bureaus applicable to the Leased Premises for the correction, prevention and abatement of nuisances and grievances in, upon or connected with said Leased Premises during the Lease term and shall also promptly comply with all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fire and all such measures shall be taken at the Tenant's expense.

13. **WATER DAMAGE:** The parties agree that the Landlord shall not be liable to Tenant or its agents or invitees for loss, damage, destruction or injury to person or property caused by water, whether by breakage, leakage, flood, obstruction of sewer, saturation of soil, pipe damage or in any other manner. Tenant shall indemnify and hold harmless the Landlord from and against all actions, suits, claims, demands, damages, interest, costs, expenses and attorney's fees (including appellate attorney's fees) incurred by Landlord on account of personal injury or death or loss, damage or destruction of property directly caused by, in whole or in part, water. Rent shall not abate because of water damage under any circumstances.

14. **ALTERATIONS:** The Tenant shall make no alterations or improvements to the Building or the exterior or interior of the Leased Premises without the prior written consent of the Landlord, and the Landlord may impose as a reasonable condition of such consent such requirements as the Landlord in its sole discretion may deem reasonable or desirable including, without limitation, a condition that Landlord obtains the consent of the Association to any such alterations or improvements. All such alterations and improvements shall be made at the cost of the Tenant, and Tenant shall be responsible for any fees or costs charged to Landlord by the Association in connection with its review of the proposed alterations or improvements. All such alterations, additions and improvements shall become the property of the Landlord and shall be surrendered with the Leased Premises as a part thereof at the expiration or earlier termination of the term of this Lease, except that the Landlord may by written notice to the Tenant, given at least ten (10) days prior to the expiration or earlier termination of the term, require the Tenant to remove such alterations, additions, and improvements made by the Tenant as the Landlord directs at the cost of the Tenant and to repair any damages to the Leased Premises from such removal. Anything in this Lease to the contrary notwithstanding, it is understood and agreed that Landlord reserves the absolute right to change the dimensions and configuration of the Building, ways of ingress and egress, parking spaces and landscaping and any other aspects which the Landlord in its sole discretion, deems advisable, provided that such changes do not materially and adversely affect Tenant's operations in the Leased Premises.

15. **INTERIOR IMPROVEMENTS:** Upon execution of this Lease, Landlord shall deliver such work necessary to achieve Substantial Completion (as defined below) of the Interior Improvements (as defined below). As used herein, the term "Interior Improvements" shall mean those improvements to the Leased Premises described in the space plan (the "Space Plan") attached hereto (as the same may be amended), the Space Plan, which such Space Plan shall specifically [illegible] and improvements more particularly described on Exhibit "C" attached hereto. Tenant agrees that it has received a copy of the approved the Space Plan. Notwithstanding anything herein to the contrary, in no event shall the Interior Improvements be deemed to include any cabinetry, kitchen appliances or any improvements to any portion of the Leased Premises that may be used as a kitchen, including without limitation, installing kitchen cabinetry, kitchen appliances, kitchen sinks and other kitchen electrical and plumbing work required for such purposes. Landlord shall have the right to make changes to the Space Plan or to the actual construction plans for the Interior Improvements provided that such changes do not materially impair Tenant's ability to use the Leased Premises for the uses permitted hereunder. In addition, Landlord does not represent, warrant or guarantee that the Interior Improvements, when constructed in the Premises, will be exactly of the type or in the location shown on the Space

Tenant Initials [illegible]
Landlord Initials [illegible]

[illegible] "Substantial Completion" of the Interior Improvements shall be deemed to have occurred on the date that a temporary or permanent Certificate of Occupancy or its equivalent is issued by the appropriate local governmental entity concerning the Interior Improvements, or if no Certificate of Occupancy will be issued for the Interior Improvements, the date on which the Interior Improvements have been substantially completed so that Tenant may use them for their intended purposes notwithstanding that minor punch list items or insubstantial details concerning construction, decoration or mechanical adjustment remain to be performed. Tenant will accept the Leased Premises when Landlord tenders possession provided that the Interior Improvements have been Substantially Completed as described above. Tenant's taking possession of the Leased Premises will be conclusive evidence that the Leased Premises was in good order and satisfactory condition when Tenant took possession, except as to any patent defects identified in a punch list prepared and signed by Landlord and Tenant after an inspection of the Leased Premises by both parties [illegible] within ten (10) days after Substantial Completion. Landlord will not be responsible for any delay or damage caused by Tenant, its agents, independent contractors or suppliers. If Landlord or its general contractor is delayed in achieving Substantial Completion of the Interior Improvements as a result of any act or omission of Tenant or its employees, principals, agents or contractors (such events being referred to herein as "Tenant's Delays"), then, for purposes of determining the Commencement Date, the date of Substantial Completion shall be deemed to be the day that the Interior Improvements would have been Substantially Completed absent any such Tenant's Delays.

16. **CHARGES FOR SERVICES:** It is understood and agreed by the parties that any charges owed by Tenant to Landlord or any company owned or operated in whole or in part by Pelican Partners, LLC or any affiliate thereof for services rendered with respect to the Leased Premises by agreement with Tenant shall be considered as Additional Rent due and shall be payable in the month it is billed as additional rent and, if unpaid, shall be included in any suit for rent due and unpaid.

17. **LICENSES:** Tenant shall be solely responsible for acquiring all licenses required by federal, state and local authorities to make any improvements, additions or alterations to the Leased Premises.

18. **ACCESS:** Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times for the purpose of examining and inspecting the same, showing the same to prospective purchasers or Tenants, and making such alterations, repairs, improvements or additions to the Leased Premises or the structure of the Leased Premises as the Landlord may deem necessary or desirable or for any other reason whatsoever during the entire term or any renewal term of this Lease Agreement. Landlord shall have the right to advertise the Leased Premises by placing signage in the front windows of the Leased Premises, signage anywhere else on the Common Areas, or through the use of any other media deemed necessary by Landlord, at least ninety (90) days prior to the expiration of the Lease term or any renewal term. If Tenant shall not be personally present to open and permit entry into the Leased Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or by force, without liability to the Landlord for any failure to exercise due care for Tenant's property and without affecting the Lease.

19. **ABANDONMENT:** If the Tenant abandons, vacates or ceases any rent or other charges due hereunder to be [illegible] during the term hereof, Landlord may re-enter the same and [illegible] or sell any property found on the Leased Premises at the expense of Tenant, applying the net proceeds of the sale to any sums owed by Tenant to Landlord. The foregoing is cumulative of all other remedies provided to Landlord by law or in equity. The Leased Premises shall conclusively be deemed to be abandoned if (a) Tenant fails to keep Landlord apprised of its current mailing address, (b) Landlord posts a three (3) day notice [illegible] possession or to cure any other default on the Leased Premises and sends a copy of the same to the Tenant's last known residential address by certified mail, return receipt requested, and (c) Landlord receives no response from Tenant or its agent in respect to said notice or demand within thirty (30) consecutive days of the posting of the notice in accordance with [illegible] Stat. 83.[illegible]

20. **TIME:** Time is of the essence in the performance of all obligations required of the parties to be performed by this Lease.

21. **NOTICES:** Notices to Landlord shall be sent to Landlord care of Landlord's agent: Eagle Pelican Partners LLC, [illegible] Flagler Drive, Ste. 1002, West Palm Beach, Florida 33401 or at any other address Landlord may communicate to Tenant in writing [illegible] hereunder. Notices to Tenant may be served by (a) personal delivery, (b) mailing a copy to the Tenant's last known residential address or the current residential address of Tenant's principal, as applicable, or (c) posting the notice on the Leased Premises. Tenant shall at all times keep Landlord apprised of Tenant's current residential address.

22. **ASSIGNMENT AND SUBLETTING:** Tenant shall make no assignment or subletting, nor shall Tenant enter into a license or concession agreement or mortgage or hypothecate this Lease or Tenant's interest in and to the Leased Premises, or any part thereof or permit any other party to conduct business or manage the Leased Premises or control the operation [illegible] (hereinafter collectively referred to as "Transfer"), without the prior written consent of Landlord. In the event Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice thereof and copies of all information requested by Landlord with respect to the proposed transferee, including, without limitation, financial statements. Landlord will not unreasonably withhold, condition or delay its consent to a proposed Transfer if each of the following conditions is satisfied: (a) the proposed transferee, in Landlord's opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease; (b) the proposed transferee will make use of the Leased Premises which in Landlord's opinion (i) is lawful; (ii) is consistent with the permitted use of the Leased Premises under this Lease; (iii) is consistent with the general character of business carried on by tenants and owners in the Project; (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or owner or proposed tenant or owner of any portion of the Project; (v) will not increase the likelihood of damage or destruction to the Premises; (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Project; and (vii) will not require new tenant improvements incompatible with the existing Building systems and components; (c) at the time of the Transfer, Tenant is not in default under this Lease; and (d) the proposed transferee does not have a poor business reputation or reputation as being an undesirable tenant in the general business community and has not had adverse dealings in the past with Landlord. Consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. Any Transfer by Tenant in accordance with this section shall be only for the purposes set forth herein as specified and for no other purpose, and in no event shall any Transfer release or relieve Tenant from any obligations under this Lease. Any permitted transferee shall assume Tenant's obligations hereunder and shall deliver to Landlord an assumption agreement in form satisfactory to Landlord within ten (10) days after the effective date of the assignment. In no event shall any Transfer entitle the transferee to pay less rent than is required to be paid by the Tenant hereunder. Tenant agrees to pay Landlord's attorneys' fees incurred in connection with the review and/or preparation of any documents in connection with any Transfer, and in the event of a Transfer for fair rentals in excess of those rentals reserved hereunder, Tenant shall pay all of such excess rent to Landlord. If the Tenant is a corporation, partnership or other business entity, any change in [illegible]

Tenant Initial [illegible]
Landlord Initial [illegible]

[illegible] and/or (in the case of a corporation) in the power to vote fifty (50%) percent or more of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, operation of law or otherwise, shall be deemed a Transfer and shall be subject to the provisions of this Section. Any attempted Transfer without Landlord's consent shall not be binding upon Landlord and shall confer no rights upon any Transferee.

23. **SERVICES AND UTILITIES:** All utilities and services furnished to the Leased Premises are solely for the benefit of the Tenant and shall be provided and paid for by the Tenant. The Landlord shall not be liable for any interruption or delay in any of these services for any reason. Rent shall not be abated because of the interruption or delay of any of these services in these circumstances.

24. **RISK OF LOSS:** Tenant bears all the risk of loss, damage, destruction or theft of personal property located in the Leased Premises.

25. **RIGHTS CUMULATIVE:** The Landlord's rights under this agreement are cumulative to all rights provided by law, and under other contracts or provided [illegible], and the failure of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit or waive said rights.

26. **BINDING EFFECT:** This contract shall bind the parties, their heirs at law, [illegible] personal representatives, [illegible] successors and assigns.

27. **ESTOPPELS; SUBORDINATION:** At any time and from time to time upon ten (10) business days' prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, in a form satisfactory to Landlord, a certificate indicating (a) the extent (if any) of which this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature, and enclosing a complete copy, of each modification), (b) the dates and amounts of the last [illegible] rent installments and the amount of any prepaid rent [illegible] been received by Tenant, (c) any default which has not been cured, except as to defaults specified in said certificate, (d) the good standing and absence of default of Landlord under this Lease, (e) the absence of setoffs or deductions or charges hereunder, (f) the absence of claims against Landlord, (g) the amount of security deposit, (h) the commencement [illegible] and (i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any mortgage, ground lease or deed of trust of the Building or any part thereof. Tenant's failure to deliver such certificate within such ten (10) day period may be conclusively relied upon by Landlord and any prospective purchaser, mortgagee or beneficiary under any mortgage, ground lease or deed of trust as evidence that all such matters set forth therein are as set forth by Landlord. Landlord and Tenant agree that this Lease, without the necessity of any further documentation, is and shall be subject and subordinate at all times to all mortgages [illegible] and all advances thereon which may now or hereafter affect the real property of which the Leased Premises form a part, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. Tenant agrees to attorn to any mortgagee who shall succeed to Landlord's interest in this Lease upon request of such mortgagee. In confirmation of the foregoing, Tenant shall promptly upon request therefor by Landlord and without charge therefor execute such certificates and/or other documents as Landlord may require. Promptly upon Landlord's request after Tenant has occupied the Leased Premises, Tenant shall execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit [illegible] attached to this Lease.

28. **WAIVERS:** No waiver or consent to any waiver of any part of this Lease shall be deemed effective unless it is reduced to writing and signed by the party against whom it is charged.

29. **NO ORAL MODIFICATION:** This Lease's provisions may not be modified except by a writing executed by Tenant and Landlord.

30. **RECORDING; CONFIDENTIALITY:** Neither this Lease nor a memorandum hereof shall be filed for public record without the prior written consent of Landlord, and any such recording without Landlord's written consent will be a default hereunder. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent, provided that such persons agree to be bound by this provision as if they were the Tenant hereunder.

31. **KEYS:** All keys issued by Landlord to Tenant shall be returned upon the expiration or sooner termination of the Lease. If Tenant fails to return the keys, Landlord may replace the same at Tenant's cost and deduct it from Tenant's security deposit. Landlord shall retain a key at all times for the Leased Premises. If locks are changed, Landlord shall be provided a key immediately upon such change at the expense of the Tenant. In an emergency, if the key provided does not open the lock to the Leased Premises, Tenant hereby authorizes Landlord to enter with whatever means necessary. Any expense incurred in connection therewith shall be borne by the Tenant.

32. **RISK OF FIRE:** Tenant shall not do anything in the Leased Premises or bring or keep anything therein which will in any way increase or tend to increase the risk of fire or rate of fire insurance or which violates any local health or safety ordinance.

33. **LIMITED LIABILITY:** It is specifically understood and agreed that Landlord shall have no personal liability in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, or if Landlord shall otherwise be liable to Tenant for any reason whatsoever, Tenant shall look solely to the interest of Landlord in the Leased Premises for the satisfaction of Tenant's remedies.

34. **CASUALTY:** If all or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the Leased Premises, Landlord shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence, but Landlord's obligation hereunder shall be limited to the restoration of the Leased Premises to their condition as of the date of the destruction, reasonable wear and tear excepted. Nothing hereinabove contained shall impose upon Landlord any liability or responsibility to repair, rebuild or replace any property belonging to Tenant. If any of the Leased Premises shall become completely untenantable as a result of such damage or destruction, the rent and other sums payable hereunder shall not abate [illegible]

Tenant's Initials ______

Landlord's Initials ______

be [illegible] by Landlord as hereinafter provided, Tenant shall repair, redecorate and refixture the Leased Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to its destruction or casualty and the proceeds of all insurance carried by Tenant on its personal property, decorations, trade fixtures, furnishings, equipment and contents in the Leased Premises shall be held in trust for such purpose. Notwithstanding anything else to the contrary in this Section or elsewhere in this Lease, Landlord, at its sole option, may terminate this Lease on thirty (30) days written notice to Tenant given at any time after the occurrence of any of the following:

1) The Premises and/or the Project shall be damaged or destroyed as a result of an occurrence which is not covered by Landlord's insurance, or sufficient proceeds are not made available to Landlord to cause reconstruction in full; or

2) The Premises and/or the Project shall be damaged or destroyed and the cost to repair the same shall exceed fifty percent (50%) of the cost of replacement thereof; or

3) The Project or Common Areas are damaged (whether or not the Leased Premises are damaged) to such an extent that, in the judgment of Landlord, the Project cannot be operated in an economically viable fashion.

4) Landlord's lender will not permit insurance proceeds to be used to rebuild the Project.

Except to the extent specifically provided for in this Lease, none of the rent and other sums payable by Tenant or any of Tenant's other obligations under any provisions of this Lease, shall be affected by any damage to or destruction of the Leased Premises by any cause whatsoever and Tenant hereby specifically waives all other rights it might otherwise have at law or in equity which are inconsistent herewith. The term "cost of replacement" as used above shall be determined by the company or companies insuring Landlord against the casualty in question, or if there shall be no insurance, then by Landlord's architect. Tenant shall give to Landlord prompt written notice of any damage to or destruction of any portion of the Leased Premises resulting from fire or other casualty.

35. **CONDEMNATION:** If the entire Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this Lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from all liability thereunder which accrues after the date of such taking. In the event a portion of the Leased Premises is appropriated or taken, the Leased Premises shall be deemed reduced by the portion of space appropriated or taken, effective as of the date title thereto vests in the applicable authority, and the rent payable hereunder shall be proportionately reduced. If requested by Landlord, Tenant shall execute such documents as Landlord may prepare to confirm the foregoing reductions of the Leased Premises and the rent. All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the property of Landlord without any participation whatsoever by Tenant. Tenant shall take no action which will in any way diminish Landlord's recovery. Tenant shall have the right, however, to pursue an independent action for business interruption damages as long as same will not diminish or adversely affect Landlord's claims, in Landlord's sole judgment.

36. **LIENS:** Notice is hereby given that Tenant pledges with, and assigns to the Landlord, all the fixtures and furniture, goods and chattels of the Tenant, which may be brought or put on the Leased Premises as security for payment of rent herein and agrees that Landlord's lien for the payment of such rent may be enforced by distress, foreclosure or otherwise at the option of the Landlord to the extent permitted by Florida Statute 83.08 (1982). The interest of Landlord shall not be subject to liens for improvements made by or on behalf of or at the direction of Tenant. Tenant shall discharge any lien filed against the Project for any payment due for work done or materials furnished with respect to the Leased Premises by Tenant or at Tenant's request within ten (10) days after such lien is filed. If Tenant fails to keep this covenant, in addition to any other remedies available to Landlord under this Lease or otherwise, Landlord may, at its option, discharge such lien, in which event Tenant agrees to pay Landlord a sum equal to the amount of the lien thus discharged plus Landlord's internal administrative costs, reasonable attorney's fees, expenses and damages thereby caused Landlord.

37. **SURRENDER OF THE PREMISES:** At such time as Tenant shall vacate the Leased Premises, the Leased Premises will be returned in the same condition in which it was received, including but not limited to patching of walls and any necessary flooring, carpeting, bathroom and related fixtures, doors, including overhead doors and related hardware, as well as restoration of any partitions of any type to any wall, ceiling or floor. If Tenant fails to do so, Landlord shall have the right to restore the Leased Premises at Tenant's cost and apply any remaining security deposit to such costs. Tenant's obligation to observe and perform the covenants in this paragraph shall survive the expiration or other termination of the Lease.

The procedure for a [illegible] is as follows:

a) Tenant shall appear at the office of Landlord's agent (listed under notices) and advise Landlord in writing of its intention to terminate the Lease and vacate the Leased Premises thirty (30) days prior to the end of the term.

b) Tenant must satisfy its account in full at that time. Payment in cash, U.S. or local cashier's check is the only acceptable means of payment.

c) Tenant shall surrender all keys at end of the term to Landlord's agent, who will then admit Tenant to the Leased Premises for the final time. Landlord's agent will inspect the Leased Premises at that time.

d) The balance of Tenant's security deposit (if any), if refundable, will be paid within thirty (30) days after the expiration of the term of this Lease.

38. **HOLDING OVER BY THE TENANT:** If Tenant or anyone claiming under Tenant shall remain in possession of the Leased Premises or any portion thereof after the expiration or sooner termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, the person remaining in possession shall be deemed a tenant at sufferance, and during such holdover all rent payable under this Lease shall be payable at a rate twice the rent in effect immediately prior to the expiration or sooner termination of the term of this Lease. In no event, however, shall such holding over be deemed or construed to constitute an extension or renewal of this Lease.

Tenant Initial [illegible]
Landlord Initial [illegible]

39. **RULES AND REGULATIONS:** Tenant, its agents, employees, invitees, and licensees shall comply with all rules and regulations, including, without limitation, the Rules and Regulations, that the Landlord or its agent may reasonably establish from time to time, which in the Landlord's judgment shall be necessary to maintain the reputation, safety, care, appearance, operation and/or maintenance of the Leased Premises, the structure in which it is located, and the Landlord's property surrounding the Leased Premises. Landlord shall notify Tenant of such rules and regulations as they are promulgated and shall furnish Tenant a copy thereof on request. Any violation of the rules and regulations shall be treated as a violation of the Lease and shall be cause for termination of the Lease.

40. **INSURANCE AND INDEMNITY:** Tenant shall maintain at its own expense throughout the term of this Lease: (i) property insurance covering the Leased Premises and each and every component thereof, and all the equipment and tangible personal property of Tenant, for an amount not less than its full insurable value on a replacement cost basis, with extended and hazard [illegible] coverages; and (ii) general comprehensive liability insurance with initial limits of not less than One Million Dollars ($1,000,000.00) as to personal injury or death, and One Hundred Thousand Dollars ($100,000.00) with respect to property damage. The Tenant and Landlord shall be the named insureds on the policy/ies. Any insurance provided by Tenant shall be issued from a company licensed to do business in the State of Florida reasonably acceptable to Landlord and shall contain endorsements (i) that such insurance cannot be cancelled or amended with respect to Landlord without fifteen (15) days written notice to Landlord by the insurance company; and (ii) of an express waiver of any rights of subrogation by the insurance company against the Landlord. The original policy(ies) together with a copy of the certificate(s) shall be delivered by Tenant to Landlord within ten (10) days from the commencement date of this Lease. Before undertaking any alterations, additions, improvements or construction, Tenant shall obtain at its expense a "builder's risk" insurance policy insuring Tenant and Landlord against any liability which may arise on account of such proposed alterations, additions, improvements or construction on an occurrence basis with the minimum limits set forth herein.

Tenant represents and warrants to Landlord that Tenant has undertaken an appropriate inquiry into the existing condition of the Leased Premises consistent with good commercial or customary practice in an effort to minimize liability with respect to substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminant", or other pollution under applicable federal, state, commonwealth, county, municipal, or local laws, ordinances, codes, rules, regulations or orders now or hereafter in effect (collectively referred to herein as "Hazardous Materials"). Tenant represents and warrants that the Leased Premises and the activities to be conducted thereon do not pose any hazard to human health or the environment or violate any applicable current federal, commonwealth, state, county, municipal or local laws, ordinances, codes, rules, regulations, or orders pertaining to Hazardous Materials or industrial hygiene or environmental conditions (collectively referred to herein as "Environmental Laws"). Tenant shall not cause or permit the Leased Premises to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Materials except as specifically exempted or permitted under applicable Environmental Laws, Tenant being solely responsible at its sole cost and expense to conform to any and all future changes in Environmental Laws, whether foreseen or unforeseen, and to bear all direct, indirect, incidental and consequential actions required by any and all such future changes. Tenant shall not cause or permit the Leased Premises or any activities conducted thereon to be in violation of any current or future applicable Environmental Laws. Tenant agrees to indemnify, defend and hold Landlord and the Association and their partners, principals, affiliates, directors, officers, employees, mortgagees, ground lessors, heirs, successors and assigns, as applicable, harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential and incidental damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement action of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses at both trial and appellate levels), directly or indirectly resulting in whole or in part from the violation of any Environmental Laws applicable to the Leased Premises or any activity conducted thereon and/or from any generation, handling, storage, transportation, disposal or release of Hazardous Materials at or in connection with the Leased Premises and Tenant shall, at Tenant's, [illegible] any contamination, detoxification, closure, cleanup or other remedial measures required under any Environmental Laws. All sums paid and costs incurred by Landlord with respect to the foregoing matters shall be payable by Tenant as additional rent hereunder. This indemnity shall survive the full payment of all rents and other charges under this Lease and the expiration or earlier termination of this Lease and shall inure to the benefit of Landlord, the Association and the heirs, personal representatives, successors and assigns of the foregoing.

Tenant shall not store any explosive or flammable substances or material in the Leased Premises.

Tenant agrees to indemnify and save Landlord and the Association (and their partners, principals, affiliates, directors, officers, employees, mortgagees, ground lessors, heirs, successors and assigns, as applicable) harmless from and against any and all claims and demands for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of Tenant's breach of any provision contained herein or the business conducted in or the use and occupancy of the Leased Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees, contractors, invitees or licensees and from and against any and all costs, expense and liabilities incurred in connection with any such claims and/or proceedings brought thereon. This indemnity shall survive the full payment of all rents and other charges under this Lease and the expiration or earlier termination of this Lease, and shall inure to the benefit of Landlord, the Association and the heirs, personal representatives, successors and assigns of the foregoing. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Section and/or as provided in this Lease. Tenant shall not commit nor act nor suffer any condition which will [illegible] or cause Landlord's insurance rates or property taxes to increase. Tenant agrees to pay as additional rent all property tax and insurance rate increases incurred by Landlord in connection with Tenant's use of the Leased Premises.

41. **UNLAWFUL CONDUCT:** Tenant shall neither permit nor commit any unlawful or criminal conduct, activity or condition to occur or exist on the Leased Premises.

42. **LANDLORD'S LIEN FOR RENT:** Landlord shall have, and Tenant hereby grants Landlord, a security interest in all furnishings, equipment, fixtures, inventory, accounts receivable, and other personal property of any kind belonging to Tenant, or the equity of Tenant therein, on the Leased Premises or elsewhere. The security interest is granted for the purpose of securing the payment of Base Rent, Additional Rent, other charges, assessments, penalties and damages herein covenanted to be paid by Tenant and for the purpose of securing the performance of all other obligations of Tenant hereunder. Upon Tenant's default or breach of any covenant of this Lease, Landlord shall have all remedies available under the laws of the State of Florida, including, but not limited to, the right to take possession of the above mentioned property and dispose of it by public or private sale, in

Tenant Initials: [illegible]
Landlord Initials: [illegible]

commercially reasonable manner. Tenant hereby authorizes Landlord to record in the applicable records from time to time during the term of this Lease financing statements for the purpose of securing notice to third parties of the security interest herein granted. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

43. **ATTORNEYS' FEES AND COSTS.** In the event of any arbitration or litigation between the parties under this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in the arbitration and at trial, and at all appellate levels.

44. **DAMAGE TO PROPERTY OR PERSONS.** All Tenant's personal property of every kind or description which may at any time be in the Leased Premises shall be at Tenant's sole risk, or at the risk of those claiming under Tenant, and Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of Tenant caused in any manner whatsoever, including theft. Landlord shall not be liable for any injury or damage to persons or property resulting from [illegible] Leased Premises or from the pipes, appliances, or plumbing works or from the roof, walls, glass frames, doors, [illegible] or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such injury or damage caused by other tenants or any persons, either in the Leased Premises or elsewhere in the Building or Project, or by occupants of property adjacent to the Project, or by the public, or by operations in the construction of any private or quasi-public work. Landlord shall not be liable for any latent defect in construction. Landlord shall not be responsible for damage to or loss of property of Tenant kept or stored on the Leased Premises no matter how caused.

45. **RADON.** Radon is a naturally occurring radioactive gas that, when it has accumulated in the Building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

46. **INTEREST; ADMINISTRATIVE CLAIMS.** All sums of any kind as a charge not paid by Tenant on their due date shall bear simple interest at 18% per annum. Unless otherwise provided specifically to the contrary herein, if Landlord advances any funds to cure any default by Tenant or perform any obligation on behalf of Tenant which requires an expenditure, Tenant shall be obligated to reimburse Landlord immediately upon demand therefor for all such advances and expenditures plus simple interest thereon at 18% per annum from the date such funds are advanced or such expenditure is made.

47. **WAIVER BY TENANT.** Tenant hereby expressly waives any and all rights of redemption conferred by statute or otherwise and, with respect to any litigation arising out of this Lease, and to the extent permitted by law, Tenant waives the right to a trial by jury.

48. **BROKER.** The parties each represent and warrant to the other that no real estate brokers, salesmen or finders are involved in this transaction. In the event a claim for a brokerage commission in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto, the Indemnitor [illegible] shall indemnify, defend and hold the other party hereunder harmless from all liabilities, damages, claims, costs, fees and expenses whatsoever including reasonable attorneys' fees and court costs with respect to such claim.

49. **ENTIRE AND BINDING AGREEMENT; SURVIVAL.** This Lease contains all of the agreements between the parties hereto, supersedes all prior and contemporaneous agreements and understandings and it may not be modified in any manner other than by an agreement in writing signed by all the parties hereto or their successors in interest. Tenant acknowledges that neither Landlord nor any broker has made any representations or agreements with Tenant which are not contained in this Lease. All obligations of Tenant which are or may be incurred by their nature to be performed and/or accrued after the expiration or earlier termination of this Lease, shall survive such expiration or termination.

50. **PROVISIONS SEVERABLE.** If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be determined by appropriate judicial authority to be illegal, invalid or unenforceable, the same shall be struck from this Lease as if never included herein, but the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

51. **GOVERNING LAW; NEGOTIATED AGREEMENT.** This Lease shall be construed and governed in accordance with the laws of the State of Florida. Venue for any action arising out of this Lease shall lie in Palm Beach County, Florida. All of the parties to this Lease have participated fully in the negotiation and preparation hereof; and, accordingly, this Lease shall not be more strictly construed against any one of the parties hereto.

52. **COUNTERPARTS.** This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument.

53. **CONSTRUCTION; JOINT AND SEVERAL LIABILITY.** Whenever used in this Lease, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders. If more than one person or entity executes this Lease on behalf of Tenant, the obligations and liabilities of such persons or entities under this Lease shall be joint and several, and the word "Tenant" shall mean all or some or any of them.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first set forth above.

WITNESSES:

Print Name: Peggy Smith

Print Name: Adam Williams

LANDLORD:

[illegible] LLC, a Florida limited liability company

By:
Print Name: Glenn [illegible]
Title: Managing Member

WITNESSES:

Print Name: Elias W. [illegible] Jr.

Print Name: Chris A. Peters

TENANT:

Altitude [illegible] Company, Inc., a Delaware corporation

By:
Print Name: [illegible]
Title: President

[illegible]

EXHIBIT "A"

SITE PLAN

[to be attached hereto]

Tenant Initials

Landlord Initials

Exhibit "A"

Note: New change on Page 2



Exhibit "A"

[redacted]



EXHIBIT "H"

BUILDING RULES AND REGULATIONS

1. The parking lot areas, driveway entrances and exits, and the common areas of the Building shall not be obstructed or used for any purpose other than ingress to and egress from the same. All easements and rights of way within the Project shall at all times be open and accessible to the persons entitled to the use thereof.

2. No covering of any part of the windows or doors or any other portions of the Common Areas shall be painted or decorated in any manner by any Tenant without prior consent of the Landlord. No changes shall be made in the color of any exterior window or door glass or screen. No window tinting or films shall be permitted. All draperies, curtains, venetian blinds or other such window or door coverings on any window shall be uniform in appearance from the outside of the Building and shall first require the written approval of Landlord before their installation. Landlord will select the type of window treatment which will be permitted. Reflective window treatments of any kind will be prohibited. Unless Tenant's glass complies with applicable building code [illegible] by Landlord. Thus, Tenant shall have the right to install hurricane shutters on the outside of the Leased Premises without the prior written approval of Landlord. In the event it shall become necessary to replace an exterior glass surface (window or door), such glass surfaces shall be replaced with glass having the same color tint and impact resistance as the original glass material being replaced.

3. Tenant will be permitted to erect and install signs on the exterior of the Leased Premises in locations designated by Landlord, provided such signs are in accordance with the sign regulations promulgated by Landlord from time to time and provided the signs have been previously approved in writing by Landlord before the Tenant has entered into a contract for their installation. Said signs shall not be deemed to be Common Areas but shall be deemed to be owned by the Tenant and shall be maintained by the Tenant. Unless approved by the Landlord, Tenant will not be permitted to erect or install signs on the exterior of the Leased Premises or the Building or on the Common Areas. Tenant will be permitted to place the name of its business in the building directory, if any, with type approved by Landlord. Window signs shall be strictly prohibited, except per applicable City Code.

4. No furniture, equipment or other personal articles shall be placed in the entrances, stairways or other common elements, or against windows. No nuisance or any use or practice that is the source of unreasonable annoyance to other tenants in the Building or owners of property within the Project or which interferes with the peaceful possession and proper use of the Project is permitted. Whether a particular activity constitutes a nuisance shall be in the reasonable discretion of Landlord. No article of personal property shall be hung or shaken from the doors or windows of the Leased Premises. Tenant shall not sweep or throw from the Leased Premises any dirt [illegible] or any other material. No garbage, trash, refuse or rubbish shall be deposited, dumped or kept in any part of the Leased Premises, Building or the Common Areas except within the interior of a Leased Premises or within dumpsters located within the Common Areas in accordance with rules and regulations adopted by the Association or Landlord from time to time. The Leased Premises shall not be used, in whole or in part, for the storage of any property or thing that will cause the Leased Premises to appear to be in an unclean or untidy condition or that will be obnoxious to the eye; nor shall any substance, thing or material be kept in the Leased Premises that will emit foul or obnoxious odors or that will cause any noise or other condition that will or might disturb the peace, quiet, safety, comfort, or serenity of the occupants of surrounding property or to the Project as a whole. No illegal, noxious or offensive activity shall be carried on in the Leased Premises, nor shall anything be done therein tending to cause embarrassment, discomfort, annoyance, or nuisance to any person or property adjacent to the Leased Premises or the Building. There shall not be maintained any plants, animals, or devices or things of any sort whose activities or existence in any way is noxious, dangerous, unsightly, unpleasant, or of a nature as may diminish or destroy the enjoyment of the Project.

5. No Tenant will make or permit any noise or objectionable odor that will disturb or annoy the occupants of any of the units in the Building or do or permit anything to be done therein which will interfere with the rights, comfort, or convenience of other Tenants. No offensive, hazardous or unlawful use shall be made of any portion of the Leased Premises or Building, and all valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction thereof shall be observed. The responsibility of meeting the requirements of governmental bodies for maintenance, modification or repair of the Leased Premises shall be the same as the responsibility for maintenance and repair of the Leased Premises.

6. Each Tenant shall keep its unit in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom, or from the doors or windows thereof, any dirt or other substance.

7. Tenant shall not cause anything to be affixed or attached to, hung, displayed or placed on the exterior walls, roof, doors, windows or any other exterior part of the Building (including, but not limited to awnings, signs, screens, window tinting, shades, window guards, vents, fans, air conditioning devices, furniture, fixtures and/or equipment) without the prior written consent of Landlord.

8. No sign, notice, lettering or advertising shall be inscribed or exposed on or at any window, door, or at any other part of the building except such as shall have been approved in writing by Landlord, nor shall anything be projected out of any window of the building without similar approval.

9. Materials to be placed in trash receptacles will consist of common garbage. No chemicals, flammable [illegible] workplace garbage may be put into the receptacles. Materials must not be placed outside the receptacles and must be entirely inside the receptacles.

10. Water closets and other water apparatus in the building shall not be used for any purpose other than those for which they were constructed, nor shall any sweepings, rubbish, rags, paper, ashes or any other article be thrown into same. Any damage resulting from misuse of any water closet or other apparatus shall be paid for by the Tenant causing such damage.

11. No Tenant shall engage any employee of the Landlord for any private business of the Tenant without prior consent of the Landlord.

Tenant Initial [illegible]
Landlord Initial [illegible]

12. No [illegible] animal shall be kept or harbored in the building unless the same in each instance be expressly permitted in writing by the Landlord. In no event shall dogs be permitted in any of the public portions of the building unless [illegible] carried or on a leash.

13. The Tenant shall indemnify the Landlord and hold it harmless against any loss or liability of any kind or character whatsoever arising from or as a result of having any animal in the building.

14. No radio, television or satellite aerial shall be attached to or hung from the exterior of the building without the written approval by the Landlord.

15. The agents of the Landlord and any contractor or workman authorized by the Landlord may enter any unit at any reasonable hour of the day for any purpose permitted under the terms of the Lease or the Rules and Regulations.

16. The Landlord shall retain a passkey to each unit. No Tenant shall alter any lock or install a new lock on any door leading into its unit without the prior consent of the Landlord.

17. No Tenant, or any employee or any client, patient, visitor, or guest of a Tenant shall be allowed on the roof of the building without the express permission of the Landlord.

18. All damage to the Building or Common Areas caused by the moving or carrying of any article therein shall be paid by the Tenant responsible for the presence of such article.

19. No Tenant shall interfere in any manner with any portion of the electrical systems or lighting apparatus which are part of the common elements and not part of the Tenant's unit.

20. No Tenant shall use or permit to be brought into the building any inflammable oils or fluids such as gasoline, kerosene, naphtha, benzene, or other explosives or articles deemed extra hazardous to life, limb or property without in each case obtaining written consent of Landlord.

21. The Tenant shall not be allowed to put their name or any sign on any entry to the building or entrance to any unit, except in the proper places provided by the Landlord for such purpose.

22. The Tenant must keep the interiors of the premises clean and free from obstructions. The Landlord assumes no liability for loss or damage to articles stored or placed in the building.

23. Any damage to the Building or equipment caused by a tenant or their guests, visitors, clients or patients shall be repaired at the expense of the Tenant.

24. Tenant shall be held responsible for the actions of their employees, visitors, clients, patients or guests.

25. Complaints regarding the management of the building and grounds or regarding the actions of the other Tenants shall be made in writing to the Landlord.

26. Parking of automobiles by Tenants, guests, clients, patients, or visitors shall be only in the space designated for parking. No unattended vehicle shall at any time be left in the streets in such a manner as to impede the passage of traffic or to impair proper access to parking areas. No storage of automobiles or any objects shall be permitted on the driveway and parking areas and the same shall at all times be kept free of unreasonable accumulation of debris or material of any kind. No house trailer, camper, motor home, trailer, boat, tractor, commercial or heavy vehicles, machines or devices shall be used, operated, stored or parked in any outside parking area, street or other portion of the Project except as specifically provided and designated; however, provided, however, that this provision shall not preclude the use of equipment or machinery necessary for the maintenance, care or protection of the Project. No trailers, boats, tractors or other machinery shall be used, operated, stored or parked in any outside parking area, street or other portion of the Project without the prior written consent of the Landlord, and only in Landlord designated parking areas in the Project. No motor vehicles shall be parked in or adjacent to the Leased Premises for any period of time in excess of 24 hours, except on weekends and national holidays.

27. Supplies, goods and packages of every kind are to be delivered in such a manner as the Landlord or its agents may provide and the Landlord is not responsible for the loss or damage of any such property, notwithstanding such loss or damage that may occur through the carelessness or negligence of the employees of the Building.

28. No unit shall be used or occupied in such a manner as to obstruct or interfere with the enjoyment of other occupants or other tenants of the building, nor shall any nuisance or immoral or illegal activity be committed or permitted to occur in or about any unit or upon any part of the common elements of the property.

29. The common elements are intended for use for the purpose of affording vehicular and pedestrian movement within the property and of providing access to the units. No part of the common elements shall be obstructed so as to interfere with its use for the purposes hereinabove recited, nor shall any part of the common elements be used for general storage purposes, nor anything done thereon in any manner which shall increase the rates of hazard and liability insurance covering said elements and improvements situated thereon.

30. In case of any emergency originating in, or threatening the Building or the Leased Premises, regardless of whether or not the Tenant is present at the time of such emergency, the Board of Directors of the Association or any other person authorized by the Association, or the management agent under a management agreement, shall have the right to enter the Building or such Leased Premises, for the purpose of remedying or abating the cause of such emergency, and such right of entry shall be immediate.

31. The following uses shall be expressly prohibited in the Leased Premises, but shall not constitute an exclusive list of prohibited usages:

Tenant Initial [illegible]
Landlord Initial [illegible]

Automotive mechanical repair
Engine repair
Hazardous waste producer
Explosive storage (fireworks, other)
Recycling
Outside storage
Living quarters of any kind
Adult entertainment
Auction, outdoor
Auto paint or body shop
Car wash
Convenience store with gas sales
Dog daycare
Pet grooming shop
Flea market, open
Restaurant, fast food
Restaurant, high turnover sit-down
Restaurant, quality
Restaurant, specialty
Assembly, nonprofit institutional
Assembly, nonprofit membership
Daycare, general
Daycare, limited
School, elementary or secondary
Entertainment, outdoor
Equestrian Arena, commercial
Stable, commercial
Chipping and mulching
Composting facility
Recycling center
Recycling collection station
Recycling drop-off bin
Recycling plant
Solid waste transfer station
Water or treatment plant
Asphalt or concrete plant
[illegible] shop
Veterinarian
Nightclub, bar or lounge
Boat Repair

32. Tenant shall not cause to be made any modification or installation of electrical wiring, television antenna systems or connections, whether inside or outside the Leased Premises, or in any manner change the appearance of any portion of the Building without the prior written consent of the Landlord. Tenant may not cause any change of partitions or locks in the Boundaries of the Leased Premises without written permission of Landlord.

33. Tenant shall not personally access or cause others to access the roof of the Building or the roof of any other building within the Project for any reason whatsoever without first complying with the written procedures of Landlord for such access. Such procedures shall include the filing of applicable licenses and insurance certificates with the Association for tenants servicing rooftop equipment. All service personnel accessing any roof shall work in a clean and safe manner and shall stay within marked rooftop pathways and walkways and within the immediate area of equipment being serviced. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE AND APPLICABLE ROOF WARRANTIES SHALL BE NULL AND VOID IN THE EVENT ROOF ACCESS PROCEDURES ARE NOT STRICTLY FOLLOWED.

34. Tenant shall not install, operate and/or maintain a permanently affixed power generator within the Leased Premises or outside the Building that was not placed in a location approved by the Landlord or constructed by the Landlord, or any replacements thereof that was not approved in advance by Landlord in writing as to the size and specifications of the generator. Once approved, power generators may only be operated during such periods of time in which electrical utility service has been interrupted, except for periodic testing purposes. During periods of power outages temporary generators may be used without the prior written approval of the Landlord, but only during such periods of power outages.

35. No additional utility fixtures or improvements, including without limitation, any water, sewage, electrical [illegible] heating system, line, duct, conduit, pipe or wire shall be added to service Leased Premises without the prior written consent thereto by Landlord.

36. No supplies, materials, equipment or any other items or thing whatsoever shall be permitted to be stored outside of the Leased Premises. The foregoing sentence shall not apply to motor vehicles parked within designated parking spaces within the Project in compliance with the terms of these Rules and Regulations.

37. The Leased Premises shall be kept in a clean and sanitary condition and no rubbish, refuse or garbage shall be allowed to accumulate or any fire hazard allowed to exist. In the event Tenant fails to maintain the Leased Premises as required by this Lease for a period of at least thirty (30) days, Landlord shall have the right, at Landlord's sole discretion, to clean, remove any rubbish, refuse, unsightly debris and/or growths from the Leased Premises deemed by Landlord to be a health or fire hazard or a detraction from the aesthetic appearance of the Project, provided, however, that at least fifteen (15) days prior notice shall be given by Landlord to Tenant before such work is done by or on behalf of Landlord. In the event Landlord, after such notice, causes the subject work to be done, then, and in that event, the costs of such work, together with interest thereon at the maximum rate permitted by the usury laws of the State of Florida, shall be charged to Tenant.

Tenant Initial ___
Landlord Initial ___

38. No animals shall be raised, bred or kept in the Leased Premises or the Building.

39. In the event any activity carried on within the Leased Premises (as determined by the Landlord) causes any odor to escape from the Leased Premises, the following requirements shall apply to the Leased Premises and its use:

A. The Leased Premises shall provide for adequately exhausting all odors.

B. The Leased Premises shall provide for internal wash-down areas.

C. The Leased Premises shall provide for [illegible] internal trash rooms and separate trash pickup so as not to interfere with or adversely impact any other premises located within the Building or any other Building located within the Project.

D. The Leased Premises shall not be permitted to use the common area dumpster for any items that cause an odor including but not limited to [illegible] or spoiled [illegible] material, etc.

E. The overhead garage doors of the Leased Premises shall be kept closed except when actively in use for entry and exit.

40. Tenant shall abide by, and shall cause its guests, invitees, licensees, employees and agents to abide by, any posted vehicle speed limits in effect from time to time throughout the Common Areas and any other traffic regulations applicable to the Project.

These Rules and Regulations may be altered or repealed at any time by the Landlord in its sole and absolute discretion.

Tenant Initial:
Landlord Initial:

EXHIBIT "C"

SPACE PLAN AND INTERIOR IMPROVEMENTS

Space Plan: That certain space plan attached hereto as Schedule 1

The Space Plan includes the following Interior Improvements:

- Office build out including walls taped, speckled and painted, ceilings, electric and lighting to code
- Air conditioned office
- Warehouse area lighting and outlets to code
- Three (3) ADA compliant restrooms, to code
- Fire/demising walls taped, spackled and painted
- Standard carpet and tile in office area
- Warehouse walls taped and spackled
- Garage door insulated
- No utility or kitchen appliances provided by Landlord

Tenant Initials:
Landlord Initials:

SCHEDULE 1

SPACE PLAN

(to be attached hereto)

Tenant Initial

Landlord Initial